UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 9, 2008
Waters Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

01-14010 (Commission File Number)	13-3668640 (IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts (Address of Principal Executive Offices)	01757 (Zip Code)
(508) 478-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On October 9, 2008, Waters Corporation (the “Company”) utilized existing cash balances to voluntarily prepay $150 million of debt originally borrowed by the Company on March 28, 2008 under its Credit Agreement (the “Credit Agreement”) with certain financial institutions and JPMorgan Chase Bank, N.A. as administrative agent dated March 25, 2008. The original maturity of the $150 million term loan facility provided by the Credit Agreement was January 11, 2012, and there was no penalty for prepaying the debt prior to that date. The Company prepaid the debt in order to reduce interest expense. The repayment of the debt effectively terminated all lending arrangements under the Credit Agreement as of October 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: October 14, 2008	By: Name:	/s/ John Ornell John Ornell
	Title:	Vice President,
Finance and Administration
and Chief Financial Officer